Exhibit(d)(9)

              SCUDDER ADVISOR FUNDS (formerly BT Investment Funds)

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT


THIS AMENDMENT is made as of September 19, 2005 by and between Deutsche Asset Management, Inc. a Delaware corporation (the "Investment Advisor") and Scudder Advisor Funds (the "Trust"), a Massachusetts business trust, on behalf of Scudder Mid Cap Growth Fund, to the Investment Advisory Agreement dated 30th day of July, 2002 by and between the Investment Advisor and the Trust ("Investment Advisory Agreement" or the "Agreement").

WHEREAS, the parties hereto desire to amend the compensation under this Agreement. The following supercedes Exhibit A of the Investment Advisory Agreement in its entirety and to read as follows:

                   AMENDMENT MADE AS OF SEPTEMBER 19, 2005 TO

                                    EXHIBIT A
                                    ---------

                        TO INVESTMENT ADVISORY AGREEMENT

           MADE AS OF JULY 30, 2002 BETWEEN SCUDDER ADVISOR FUNDS AND
                        DEUTSCHE ASSET MANAGEMENT, INC.

------------------------------------------------------------ ---------------------------------------------------------
                           Fund                                              Investment Advisory Fee
------------------------------------------------------------ ---------------------------------------------------------
                      Mid Cap Growth                         .65% on the first $500,000,000

                                                             .60% on the next $1,000,000,000

                                                             .55% on the next $2,500,000,000

                                                             .54% on the next $2,500,000,000

                                                             .53% on the next $2,500,000,000

                                                             .52% on the next $2,500,000,000

                                                             .51% basis points on the balance
------------------------------------------------------------ ---------------------------------------------------------
                     Small Cap Growth                        .65%
------------------------------------------------------------ ---------------------------------------------------------
              Tax Free Money Fund Investment                 .15%
------------------------------------------------------------ ---------------------------------------------------------
             NY Tax Free Money Fund Investment               .15%
------------------------------------------------------------ ---------------------------------------------------------
              Lifecycle Mid Range Investment                 .65%
------------------------------------------------------------ ---------------------------------------------------------



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

------------------------------------------------------------ ---------------------------------------------------------
             Lifecycle Short Range Investment                .65%
------------------------------------------------------------ ---------------------------------------------------------




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



         This  Amendment  may  be  executed   simultaneously   in  two  or  more
counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their respective officers on the day and year first above written.



Deutsche Asset Management, Inc.                              Scudder Advisor Funds (the "Trust"), on behalf of
("Investment Advisor")                                       Scudder Mid Cap Growth Fund

/s/A. Thomas Smith                                           /s/John Millette
--------------------------------------                       --------------------------------------
By:   A. Thomas Smith                                        By:   John Millette
Title:   Secretary & Chief Legal Officer                     Title:   Vice President & Secretary


Acknowledged and Confirmed.
Scudder Advisor Funds, on behalf of Scudder Mid Cap Growth Fund

By:    /s/Caroline Pearson
       --------------------------------------
Name:  Caroline Pearson
Title: Assistant Secretary




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